EMPLOYMENT AGREEMENT

THIS AGREEMENT ("Agreement") is made and entered into this 18th day of May 2009, by and between SURGE SOLUTIONS GROUP INC., a Florida Corporation ("Corporation"), and Rodger Rees ("Employee"), sometimes hereinafter referred to as the "Parties". This replaces and supersedes any previous employment agreements between employee and Corporation. Both parties agree that any previous agreements are no longer in effect or valid.

WITNESSETH:

WHEREAS, the Corporation desires to engage the Employee to perform certain services for and on behalf of the Corporation, and the Employee desires to perform such services;

WHEREAS, the Corporation is engaged in the restoration and repair of damaged property as the result of flooding, wind storm and other causes ("Services");as well as commercial, residential, petroleum, and industrial construction, installation services and petroleum remediation clean-up.

WHEREAS, Employee has agreed to engage in and provide necessary services related to Corporation's business and to do so solely through and for the benefit of the Corporation;

WHEREAS, Employee is/will be employed by the Corporation and wishes to continue such employment and to codify, in writing, the terms and conditions of such employment and the Corporation is also equally desirous of codifying, in writing, the terms and conditions of such employment;

NOW, THEREFORE, for and in consideration of the premises and the mutual covenants and agreements herein contained, and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Corporation and the Employee hereby agree as follows:

1. **Recitals** The parties agree that all of the above statements are true and correct in all respects.
2. **Duties** During the term of this Agreement, the Employee agrees to assume the duties of Chief Financial Officer, as mutually agreed upon by the Corporation and the Employee, for and on behalf of the Corporation as follows:

- Cash Flow Management
- Development and ongoing implementation of internal control structure
- SOX Compliance when applicable
- Manage Investor, Bank, and Auditor relationships
- Pre-Auditing and processing Company expenditures
- Preparation of GAAP basis financial statements and notes
- Quarterly Financial System Closing
- Preperation/Review of SEC/Pink Sheet Reporting and Disclosure
- Significant Job Costing and Review
- Inventory Management
- Managing the general accounting and payroll functions
- Sales Tax Reporting
- Human Resources including Employee Benefit Programs

- All Company Insurance and related renewals/negotiations.

In addition, the employee and corporation agree:

a) Employee agrees that he will solely and exclusively be engaged in the providing of Corporation's services and products in assisting in procuring business and customers, and in providing actual services, supervision and management as may be needed in order to further the Corporation's business, for the term of this Agreement and any extensions thereof. Provided, however, that Corporation reserves the right, in its sole discretion, to approve or disapprove any business arrangements and/or contracts made by Employee hereunder.

b) Employee agrees that during the term of this Agreement, any funding originating from the provision of Corporation's services and/or products, including deposits, shall be made payable directly to Corporation or to an assignee of Corporation, as Corporation may direct.

c) Employee agrees that during the term of this Agreement he shall not perform services for any other party engaged in the sale of petroleum services or related products including services similar to any that Corporation now provides or provides in the future.

3. **Term** Employee agrees to provide the above services and sales for a term of (1) year ("Initial Term") commencing on the date hereof.

4. **Compensation** In consideration for the services to be rendered by the Employee hereunder, the Corporation agrees to pay Employee compensation as 110K per year paid bi-monthly less taxes.

Additional compensation

- Company 401K and health insurance plan.
- Cell phone
- Laptop
- 2 Weeks paid vacation (non consecutive)
- 2 weeks severance after 6 months employment renegotiate after year 1
- 5 personal/ sick days
- (250,000 warrants with cashless exercise) vesting as follows:
- 50,000 @ .25 vest upon completion of 6 months of employment
- 100,000@.35 vest upon completion of 1 year of employment
- 100,000@.45 vest upon completion of 2 years employment
- A performance bonus paid annually to all high level executives based on profitability

5. **Termination** This Agreement may be terminated at any time by the Corporation in the event of a breach of any provision of this Agreement by the Employee or in the event the Employee is charged with willful misconduct or the Corporation believes the Employee is not acting in the best interests of the Corporation or if Employee is not meeting the quarterly sales quota. Employee's termination under the provisions of this paragraph for willful misconduct shall result in

Employee discharging and foregoing all rights to Compensation under this Agreement and the Agreement shall end. Employee shall return to Corporation any compensation received during that period of time that Employee was engaging in such willful misconduct.

6. **Pricing of Services** The parties agree that Corporation shall have the absolute right to determine the price at which the Corporation's products or services will be sold. The parties further agree that the Corporation retains the sole and absolute right to cancel any sales made by Employee if the Corporation in its sole discretion, determines that the sales price quoted is inadequate. Employee agrees that he will notify all customers that their sales are subject to approval by the Corporation.
7. **Ownership** Employee agrees that all supplier lists customer lists, catalogues, advertising materials, product specifications and materials originated or supplied by Employee ("Information") shall become and remain the sole and exclusive property of the Corporation. Clients/contacts that the associate brings to the business through prior relationships will remain the property of the employee. Employee agrees that all such information shall become property of Corporation and shall not be disclosed to third parties or used by Employee for any purpose unless the Corporation gives prior approval in writing. . Employee hereby assigns and agrees to assign all information to Corporation or its assignee. Whenever requested by Corporation, Employee shall execute any and all assignments or other instruments necessary to protect the corporation's interest in the information.
8. **Death or disability** If Employee dies during the term of this Agreement, all accrued but unpaid compensation as of Employee's date of death shall be paid to Employee's estate/ beneficiaries per the existing living will and this Agreement shall terminate. Compensation shall accrue only upon full and complete payment of this particular job for which Corporation provides services and/or products.
9. **Assignment**
   a. **By Corporation** The Parties agree that only the Corporation may assign this Agreement
   b. **By Employee** This Agreement is a personal one, based upon the Corporation's trust and confidence in Employee. Therefore, this Agreement or any interest in the Agreement may not be assigned by Employee nor may any duties of the Employee be delegated to another.
   c. **Disclosure of Information** Employee shall not disclose or appropriate for his own use or for the use of any third party, at anytime during or subsequent to the term of this Agreement, any secret or confidential information of the Corporation or any Corporate affiliates and of which the Employee becomes informed during the term of this Agreement, including but not limited to, information pertaining to customer lists, services, processes, operating procedures, supplier lists procured by Employee or Corporation, pricing of Corporate goods, or services, except as required in connection with Employee's performance of the Agreement. Upon termination of this Agreement, Employee shall promptly deliver to Corporation any and all manuals, letters, catalogues, notes, notebooks and reports and all other materials whether they be of a secret of confidential nature or not, or under the control of Employee and which were procured in connection with his services hereunder. The Corporation shall have the right to obtain injunctive relief for violation of the terms of this paragraph together with any other legal or equitable

relief to which Corporation may be entitled. The terms of this paragraph shall survive the execution and the termination of this Agreement.

10. **Sales and Billing** The parties agree that all goods, products and services with regard to restoration, repair or replacement work shall be sold through the Corporation. The parties further agree that the Corporation shall be responsible for the invoicing and collections of funds resulting from sales.
11. **Non-Compete** It is acknowledged and recognized by the parties that during the course of this Agreement and by virtue of the performance of its terms, the Employee shall be given a unique opportunity to engage in the Corporation's business and will be receiving experience and personal exposure to the clients of the Corporation by virtue of the responsibilities and duties he shall be given. It is understood that the employee was in this industry prior to his employment with the corporation, Whereas, the Employee is receiving other good and valuable consideration, the Employee agrees that upon the termination of his employment for any reason he shall not engage, contact, or utilize in any shape way or form, any of the employers contacts, contracts, records, proprietary relationships, processes and or book of business. The employee may not solicit or aid the solicitation of and person/entity with whom Corporation did business and/or who was employed by the Corporation during the term of this Agreement or whose business or employment was solicited during the term of this Agreement, for a period of two (2) years from the date of the termination of this Agreement.

    Business competitive with Corporation shall be determined as any involvement in the sale of products or services such as provided by Corporation and which is within the State of Florida. Corporation may enforce this contract by means of injunction or other remedies in equity or at law, and should the Corporation be required to and should the Corporation prevail in such action, the Corporation shall be entitled to receive from the Employee all costs and expenses incurred by the Corporation including reasonable attorney's fees in connection with such action, inclusive of appellate fees and post-judgment fees and costs.

12. **Notices** All notices and demands, whether required or desired, shall be given only in writing, and delivered or sent to the party to whom directed by United States Mail, postage paid, addressed to the following persons:

    If to the Corporation:
    Surge Solutions Group, Inc.
    C/o Ryan Seddon
    8120 Belvedere Rd # 4
    West Palm Bch Fl, 33411

13. **Survival** All representations and provisions herein pertaining to Employee's obligations to refrain from competition in the event of termination of this Agreement shall survive and continue in full force and effect, upon termination of this Agreement.
14. **Severability** Each provision of this Agreement is intended to be severable, and if any term or provision hereof is illegal, invalid or otherwise unenforceable for any reason whatsoever, such illegality, invalidity or unenforceability shall not affect the validity or enforceability of the remainder of this Agreement.

15. **Applicable Law** This Agreement shall be governed by and construed in accordance with the laws of the State of Florida and venue for any actions brought under the terms of this Agreement shall be in Palm Beach County, Florida, and not elsewhere and the Courts of the State of Florida shall have exclusive jurisdiction of this Agreement.
16. **Non-Waiver** The failure or delay of the Corporation to insist upon a strict performance of the terms of this Agreement or to exercise any rights herein shall not be construed as a waiver or a relinquishment in the future of any such terms or rights or of any other terms or rights, and the same shall continue in full force and effect.
17. **Parties Bound** The terms and provisions of this Agreement shall be binding upon the Employee and his legal representatives, heirs and distributes and upon the Corporation and its successors and assigns.
18. **Entire Agreement** This Agreement constitutes the entire understanding and agreement of the Parties hereto with respect to understandings, restrictions, representations, or warranties among the parties other than those set forth herein or herein provided for. This Agreement may only be amended by an instrument in writing signed by the parties hereto.
19. **Attorney Fees** In the event that any of the parties hereto shall institute any action or proceeding against any other party relating to this Agreement, the prevailing party shall be entitled to reimbursement for all costs and expenses incurred in connection therewith, including payment of all reasonable attorneys' fees and costs through all appellate levels. The parties waive trial by jury.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the date first set forth above.

Witnesses:

[signature]

____

[signature]

____

Surge Solutions Group, Inc.

By: [signature]

RYAN SEDDON, President

Employee

[signature]

RODGER REES